Exhibit 3.(ii)


                                     BYLAWS

                (AMENDED AND RESTATED THROUGH NOVEMBER 17, 2000)

                         SOUTH JERSEY INDUSTRIES, INC.

                                   ARTICLE I

                                  SHAREHOLDERS

        1.1 Place of Meetings. Meetings of the shareholders shall be held at such place as may be designated by the Board of Directors in the notice of meeting.

        1.2 Annual Meeting. An annual meeting of the shareholders for the election of Directors and for other business shall be held on the next to the last Thursday in April of each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday, or on such other day as may be designated by the Board of Directors.

        1.3 Special Meetings. Special meetings of the shareholders may be called at any time by the President or by action of a majority of the Board of Directors. Upon the application of the holder or holders of not less than 10% of all shares entitled to vote at a meeting, the Superior Court, in an action in which the court may proceed in a summary manner, for good cause shown, may order a special meeting of the shareholder to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in such order.

        1.4 Notice. Written notice of the time, place and purpose of every meeting of shareholders shall be given not less than ten nor more than 60 days before such meeting, either personally or by mail, by or at the direction of the Chairman of the Board and Chief Executive Officer, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting.

        1.5 Quorum. At all meetings of shareholders, a majority of the outstanding shares of capital stock entitled to vote, represented by shareholders in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders present in person or by proxy by majority vote may adjourn the meeting from time to time without notice other than by oral announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

        1.6  Business at Meetings of Shareholders.   Except as otherwise
provided by law, or in these Bylaws, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Company, or (b) be brought before the meeting at the direction of the Board of Directors or the President, or (c) be brought before the meeting by the presiding officer of the meeting unless either a majority of the Directors then in office or the President object to such business being conducted at the meeting, or (d) have been specified in a written notice given to the Secretary of the Company, by or on behalf of any shareholder entitled to vote at the meeting (the "Shareholder Notice"), in accordance with all of the following requirements:

                                     - 1 -

        (1) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever comes first, and (iii) in the case of any special meeting of the shareholders, not less than 60 days nor more than 90 days prior to the date of such meeting; and

        (2) Each such Shareholder Notice must set forth with particularity (i) the names and business addresses of the shareholder submitting the proposal (the "Proponent") and all persons acting in concert with the Proponent; (ii) the name and address of the Proponent and the persons identified in clause (i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by the Proponent and the persons identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; (v) a representation that the Proponent is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting; and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and the shareholders of the Company to consider the shareholder proposal. The presiding officer at any shareholders meeting may determine, in his or her sole discretion, that any shareholder proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if such officer should so determine, such officer shall so declare at the meeting and the shareholder proposal shall be disregarded.

                                   ARTICLE II

                                   DIRECTORS

        2.1 Powers, Number, Classification and Election. The business and affairs of the Company shall be conducted and managed by its Board of Directors, which shall have all the powers of the Company except such as are by statute, by the Certificate of Incorporation, or by these Bylaws conferred upon or reserved to the shareholders. The number of Directors constituting the entire Board of Directors shall be 10. The members of the Board of Directors shall be divided into classes in the manner provided by Article SEVENTH of the Company's Certificate of Incorporation and shall be elected and serve for such terms of office as are provided therein.

        2.2  Meetings.

        (a) Place of Meetings. Meetings of the Board of Directors shall be held at such place as may be designated by the Board or in the notice of the meeting.

        (b) Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by a majority of the Directors at a meeting or in writing without a meeting.

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        (c)  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and Chief Executive Officer or by a majority of the Board of Directors at a meeting or in writing without a meeting.

        (d) Notice. Notice of the time and place of every meeting, which need not be in writing, shall be given to each Director at least two days before the meeting.

        (e) Quorum. At all meetings of the Board of Directors, or any committee thereof, a majority of the total number of the members shall constitute a quorum for the transaction of business, provided that a quorum shall never be less than two persons. Except in cases in which it is by law, by the Certificate of Incorporation, or by these Bylaws otherwise provided, a majority of members present at a meeting of the full Board or of a committee at which a quorum is present shall decide any questions that may come before the meeting. In the absence of a quorum, the members present by majority vote may adjourn the meeting from time to time without notice other than by oral announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        2.3 Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. Newly created Directorships shall be assigned by the Board of Directors to one of the classes described in Article SEVENTH of the Company's Certificate of Incorporation in the manner provided in such Article. The person so elected by the Board of Directors to fill a newly created Directorship or a vacancy shall be elected to hold office until the next succeeding annual meeting of shareholders and until his successor shall be duly elected and qualified or until his earlier death, resignation or removal.

        2.4 Committees. The Board of Directors may by resolution adopted by a majority of the whole Board designate one or more committees, each committee to consist of three or more Directors, one of whom shall be designated by the Board as Chairman, and such alternate members (also Directors) as may be designated by the Board. The Chairman of the Board and Chief Executive Officer of the Company shall be ex officio a member of each such committee unless the Board shall otherwise direct. The Board may provide by resolution for compensation and payment of expenses to committee members and alternate members. Any such committee, to the extent permitted by law and provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Company, and shall have power to fix its own rules of procedure. In the absence or disqualification of any member of a committee or other person authorized to act as such, the member or members thereof present and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

        2.5 Removal. No member of the Board of Directors may be removed except for cause.

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        2.6  Nominations by Shareholders.  Notwithstanding the provisions of
Section 2.1, nominations for the election of the Directors may be made at any annual meeting or any special meeting of shareholders at which Directors are to be elected by any shareholder of record entitled to vote at such meeting; provided, however, that such shareholder must provide timely written notice (the "Nomination Notice") to the Secretary of the Company in accordance with the following requirements:

        (1) Each Nomination Notice must be delivered to, or mailed or received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and
(ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever comes first; and (iii) in the case of any special meeting of the shareholders, not less than 60 days nor more than 90 days prior to the date of such meeting; and

        (2) Each Nomination Notice must set forth: (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding, decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; (F) a description of all arrangements or understandings between the nominating shareholder (the "Nominating Shareholder") and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Nominating Shareholder; (G) such other information regarding each nominee as would hav e been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (H) the consent of each nominee to serve as a Director of the Company if so elected; and (ii) as to the Nominating Shareholder and any person acting in concert with the Nominating Shareholder, (x) the names and business addresses of such Nominating Shareholder and the persons identified in clause (ii); (ii) the name and address of such Nominating Shareholder and the persons identified in clause
(ii), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by such Nominating Shareholder and the persons identified in clause (ii). The presiding officer at any shareholders meeting may determine, in his or her sole discretion, that any nomination of any person was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if such officer should so determine, such officer shall so declare at the meeting and the nomination shall be disregarded.

                                  ARTICLE III

                                    OFFICERS

        3.1 Executive Officers. The Executive officers of the Company shall be a President (who may be designated by resolution of the Board as the Chief Executive Officer), one or more Vice Presidents (one or more of whom may be designated as Executive Vice President or Senior Vice President), a Secretary and a Treasurer. The Chairman of the Board may also be elected as an Executive Officer and if so elected by the Board of Directors, may be designated the Chief Executive Officer, in which case the President shall then be the Chief Operating Officer. If the Chairman of the Board is elected as an Executive Officer and is not designated by resolution of the Board as the Chief Executive Officer, the President shall then be the Chief Executive Officer. The Executive officers shall be elected annually by the Board of Directors following the annual meeting of shareholders and each such officer shall hold office until the corresponding meeting next year and until his successor shall have been duly chosen and qualified, or until he shall resign or shall have been removed. Any vacancy in any of the above-mentioned offices may be filled for the unexpired term by the Board of Directors at any regular or special meeting.

        3.2 Authority, Duties and Compensation. The Executive officers shall have such authority, perform such duties and serve for such compensation as shall be provided in these Bylaws or as may be determined by resolution of the Board of Directors. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board of Directors and the shareholders at which he is present, shall carry out policies adopted or approved by the Board of Directors, shall have general charge and supervision of the business of the Company, subject to the control of the Board of Directors, and may perform any act and execute any instrument in the conduct of the business of the Company. The other Executive Officers shall have the duties and powers usually related to their offices, except as the Board of Directors or the Chairman of the Board and Chief Executive Officer shall otherwise determine from time to time.

        3.3 Assistant and Subordinate Officers. The Board of Directors may choose one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such subordinate Officers as it may deem desirable. Each Assistant and subordinate Officer, if any, shall hold office for such period, shall have such authority and perform such duties, and shall receive such compensation as the Board of Directors or the Chairman of the Board and Chief Executive Officer, or such other Officer as the Board shall so authorize, may prescribe.

        3.4 Officers Holding Two or More Offices. Any two of the above-mentioned offices may be held by the same person, but no officers shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument be required by statute, by the Certificate of Incorporation, or by these Bylaws, to be executed, acknowledged, or verified by any two or more officers.

                                   ARTICLE IV

                                INDEMNIFICATION

        4.1 Right to Indemnification. The Company shall indemnify any corporate agent against his expenses and liabilities in connection with any proceedings involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified; and (b) the power to do so has been or may be granted by statute; and for this purpose the Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

        4.2 Prepayment of Expenses. To the extent that the power to do so has been or may be granted by statute, the Company shall pay expenses incurred by a corporate agent in connection with a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided by statute.

        4.3 Indemnification Not Exclusive. This indemnification shall not be exclusive of any other rights to which a corporate agent may be entitled, both as to any action in his official capacity or as to any action in another capacity while holding such office, and shall inure to the benefits of the heirs, executors or administrators of any such corporate agent.

        4.4 Insurance and Other Indemnification. The Board of Directors shall have the power to (a) purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has been or may be granted by statute and (b) give other indemnification to the extent permitted by law.

        4.5  Definitions.  As used in this Article,

        (a) "corporate agent" means any person who is or was a Director, officer, employee or agent of the Company and any person who is or was a Director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Company, or the legal representative of any such Director, officer, trustee, employee or agent;

        (b) "other enterprise" means any domestic or foreign corporation, other than the Company, and any partnership, joint venture, sole proprietorship, trust or other enterprise whether or not for profit, served by a corporate agent;

        (c)  "expenses" means reasonable costs, disbursements and counsel fees;

        (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

        (e) "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                                   ARTICLE V

                             SHARE CERTIFICATES AND
                             UNCERTIFICATED SHARES

        5.1 Share Certificates. Except as provided in Section 5.4, every shareholder of record shall be entitled to a share certificate representing the shares held by him and such certificates shall conform to all applicable provisions of law.

        5.2 Transfer of Shares. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient and in accordance with law concerning the issue, transfer, and registration of share certificates.

        5.3 Mutilated, Lost or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been mutilated, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

        5.4 Uncertificated Shares. The Board of Directors may provide that some or all of the shares of any class or series of stock of the Company shall be represented by uncertificated shares. Within 20 days after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice stating that the Company is organized under the laws of New Jersey, the name of the person to whom the shares were issued, the number and class, and the designation of the series, if any, of such shares, and containing any other information required by law or deemed advisable by the Company to be included in such notice. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                                   ARTICLE VI

                                  MISCELLANEOUS

        6.1 Fiscal Year. The fiscal year of the Company shall be the calendar year, unless otherwise provided by the Board of Directors.

        6.2 Amendments. These Bylaws may be amended or repealed (i) by action of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided notice of any such alteration, amendment, or repeal shall be given in the notice of any such meeting, (ii) or except as otherwise provided in Article TENTH of the Certificate of Incorporation of the Company, as amended, by action of the holders of a majority of the outstanding shares of capital stock of the C ompany entitled to vote generally in the election of Directors, considered for this purpose as one class.

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                                   AMENDMENTS

Article I       Section 1.2             Amended March 19, 1970
Article I       Section 1.2             Amended April 16, 1970
Article II      Section 2.1             Amended February l8, 1971
Article II      Section 2.1             Amended June 22, 1972
Article II      Section 2.1             Amended August 23, 1973
Article II      Section 2.1             Amended February 20, 1975
Article II      Section 2.1             Amended February 19, 1976
Article II      Section 2.1             Amended February 17, 1977
Article II      Section 2.1             Amended February 16, 1978
Article II      Section 2.1             Amended February 15, 1979
Article II      Section 2.1             Amended August 23, 1979
Article I       Section 1.3             Amended November 16, 1979
Article I       Section 1.4             Amended November 16, 1979
Article II      Section 2.2 (c)         Amended November 16, 1979
Article II      Section 2.4             Amended November 16, 1979
Article III     Section 3.1             Amended November 16, 1979
Article III     Section 3.2             Amended November 16, 1979
Article III     Section 3.3             Amended November 16, 1979
Article III     Section 3.4             Amended November 16, 1979
Article V       Section 5.1             Amended November 16, 1979
Article II      Section 2.4             Amended October 24, 1980
Article II      Section 2.1             Amended April 22, 1981 (Special Mtg.)
Article II      Section 2.1             Amended October 23, 1981
Article III     Section 3.1, 3.2,       Amended October 23, 1981
                and 3.3
Article II      Section 2.1, 2.3        Amended January 21, 1983
Article II      Section 2.5             Amended by including new section
                                        Jan. 21, 1983
Article IV      Section 6.2             Amended January 21, 1983
Article II      Section 2.1             Amended January 24, 1986
Article I       Section 1.3             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article I       Section 1.4             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article II      Section 2.1             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article II      Section 2.2             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article III     Section 3.1             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article III     Section 3.2             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article V       Section 5.1             Amended April 18, 1989, eff.
                                        April 19, 1989 (Spl.Mtg.)
Article V       Section 5.1             Amended November 17, 1989
Article V       Section 5.4             Amended by including new section
                                        November 17, 1989
Article II      Section 2.1             Amended October 1, 1990.
Article II      Section 2.1             Amended April 23, 1992.
Article II      Section 2.1             Amended April 22, 1993.
Article II      Section 2.1             Amended September 1, 1993.
Article II      Section 2.1             Amended April 21, 1994.
Article II      Section 2.1             Amended February 17, 1995.
Article I       Section 1.3 and 1.4     Amended April 20, 1995.
Article II      Section 2.2 (c) and 2.4 Amended April 20, 1995.
Article III     Section 3.1, 3.2,       Amended April 20, 1995.
                and 3.3
Article II      Section 2.1             Amended August 23, 1996.
Article II      Section 2.1             Amended April 17, 1997.
Article I       Section 1.3             Amended October 24, 1997.
Article I       Section 1.6             Amended by adding new section
                                        October 24, 1997.
Article II      Section 2.6             Amended by adding new section
                                        October 24, 1997.
Article II      Section 2.1             Amended December 30, 1997.
Article III     Section 3.1             Amended December 30, 1997.
Article II      Section 2.1             Amended April 23, 1998.
Article II      Section 2.1             Amended October 23, 1998.
Article III     Section 3.1             Amended October 23, 1998.

                                     - 8 -

                                   AMENDMENTS

Article II      Section 2.1             Amended May 21, 1999.
Article II      Section 2.1             Amended November 19, 1999.
Article II      Section 2.1             Amended November 17, 2000.




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